Exhibit 99.1

MERGE HEALTHCARE LOGO

FOR IMMEDIATE RELEASE:

News Release

Media Contact:
Beth Frost-Johnson
Senior Vice President, Marketing
414.977.4254
bfrost@mergehealthcare.com

Investor Contact:
Melanie Gretzon
Director, Corporate Services
Merge Healthcare
414.977.4000
ir@mergehealthcare.com

MERGE HEALTHCARE ANNOUNCES

RIGHTSIZING INITIATIVE

Company Anticipates Annualized Cost Savings of Between $11 and $12 Million

Milwaukee, WI, February 14, 2008 - Merge Technologies Incorporated, d.b.a. Merge Healthcare (NASDAQ: MRGE; TSX: MRG), a medical imaging software and services company, today announced a rightsizing initiative and the planned timing of the issuance of its third quarter 2007 financial results and business operations and strategy conference call.

The details of the rightsizing include:

•	Total worldwide headcount at September 30, 2007 was approximately 600 persons and the Company anticipates total headcount at March 31, 2008 to be approximately 440 persons, a reduction of 160 personnel, including consultants, with a further estimated reduction from anticipated attrition during 2008 of approximately 20 people, net, for a total reduction from September 30, 2007 of 180 persons.

•	Reduction of approximately 45 jobs in North America and Canada and approximately 115 positions offshore, including consultants, or 28% of its current workforce. Most of the reductions are effective immediately, with a small number to be completed prior to March 31, 2008. The Company will recognize a charge in its financial statements for the first quarter ending March 31, 2008 of approximately $2.0 million, consisting of approximately $1.3 million in severance costs and approximately $0.7 million in other costs including, primarily, legal fees and future lease payments on its Burlington, Massachusetts office, which it has completely vacated. The estimated annual cost savings of these actions is approximately $7.0 million.

•	Additional terminations prior to today’s rightsizing announcement that have occurred since September 30, 2007 aggregate approximately $3.0 million in annual cost savings.

•	Based on the Company’s historical attrition run-rate, it anticipates additional voluntary terminations during the remainder of 2008 with annual cost savings of between $1.0 and $2.0 million.

•	The aggregate estimated net reduction in the Company’s annual recurring operating costs, including compensation, software development and customer support costs, and office lease costs is approximately $10.0 million per year plus an additional $1.0 to $2.0 million of anticipated savings based on historical attrition.

Ken Rardin, the Company’s President and CEO, commented, “As we addressed earlier, the impacts of the Deficit Reduction Act, the two financial statement restatements, and ongoing legal expenses associated with litigation and the SEC investigation have been quite significant and have necessitated the recent rightsizing initiative. In this effort, we have been particularly cautious to ensure that we continue to deliver timely products and appropriate service and support to our customers. We are making changes to our cost structure with the intention of enabling our company to focus on our core business and return to positive operating results.”

Issuance of Financial Results and Business Operations and Strategy Conference Call:

The management of Merge Technologies Incorporated expects to release the financial results and file its quarterly report on Form 10-Q for the third quarter ended September 30, 2007 on the afternoon of Thursday, February 21, 2008. A conference call has been scheduled for Friday, February 22, 2008 at 9:00 AM (Eastern) to review third quarter results and provide an update of the company’s business operations and strategy. Following the review, a question and answer session will be conducted.

Investors will have the opportunity to listen to the conference call via telephone or over the Internet at http://audioevent.mshow.com/342050/. To listen to the live call, investors should go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay via the Internet will also be available shortly after the call. Detailed call and web cast information is listed below.

To access the live call, dial 1.800.639.2197 or 706.634.2159. Reference Conference ID Number: 34446118. The call may also be accessed via web cast, either as the live event or as an archived event, by going to: http://audioevent.mshow.com/342050/.

For additional details and replay information, please visit our website at: http://www.merge.com/CORP/investorrelations/confcalllist.asp.

# # #

About Merge Healthcare

Merge Healthcare is a developer of medical imaging and clinical software applications and developmental tools that are on the forefront of medicine. We develop medical imaging software solutions that support end-to-end business and clinical workflow for radiology department and specialty practices, imaging centers and hospitals. Our software technologies accelerate market delivery for our OEM customers, while our end-user solutions improve our customers’ productivity and enhance the quality of the patient experience. For additional information, visit our website at www.mergehealthcare.com.

Cautionary Notice Regarding Forward-Looking Statements

This announcement may include forward-looking statements within the meaning and subject to the protections of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this announcement, the words “will,” “anticipates,” “expects” and similar expressions of the future are intended to assist you in identifying such forward-looking statements. Such forward-looking statements include, among others, statements regarding the scope of and anticipated cost savings from the Company’s rightsizing efforts and the expected timing of the Company filing its Securities and Exchange Commission reports. Any number of factors could cause the actual results to differ from the results contemplated by such forward-looking statements, including, but not limited to: unexpected difficulties or costs associated with the rightsizing initiative; unanticipated issues associated with realizing the projected cost savings from the rightsizing initiative; risks and effects of the past and current restatement of financial statements of the Company and other actions that may be taken or required as a result of such restatements; the Company’s ability to generate sufficient cash from operations to meet future operating, financing and capital requirements; the Company’s inability to timely file reports with the Securities and Exchange Commission; risks associated with the Company’s inability to meet the requirements of The NASDAQ Stock Market for continued listing, including possible delisting; market acceptance of the Company’s delivery model and continuing product demand; and other risk factors detailed in the Company’s filings with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. We do not have, or undertake any obligation to, publicly update, revise or correct any of the forward-looking statements after the date of this announcement, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise. This announcement should be read in conjunction with the risk factors, financial information and other information contained in the filings that the Company makes and previously has made with the Securities and Exchange Commission.